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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported): AUGUST 1, 1999


                             MYERS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                  OHIO                   001-08524            34-0778636
   (State or other jurisdiction of      (Commission          (IRS employer
   incorporation or organization)       file number)      identification number)

        1293 S. MAIN STREET             AKRON, OHIO 44301      (330) 253-5592
(Address of Principal Executive Offices)   (Zip Code)         (Telephone Number)







                               Correspondence to:

                                 Kevin C. O'Neil
                                 Brouse McDowell
                            500 First National Tower
                             Akron, Ohio 44308-1471
                                 (330) 434-5207
                                KONeil@Brouse.Com









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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On August 2, 1999, Myers Industries, Inc. ("Myers" or the "Company"), closed on its previously announced acquisition of substantially all of the assets of Dillen Products, Inc. and its affiliated operating companies (collectively "Dillen"). Dillen is a leading manufacturer and distributor of plastic horticultural containers in North America and had 1998 net sales of approximately $40.0 million.

         The closing occurred after the expiration of the necessary waiting period for regulatory approval and the satisfaction of other conditions of closing. The purchase price was approximately $50.0 million, not including assumed debt and certain contingent payments, and will be accounted for under the purchase method of accounting with the purchase price allocated to the assets acquired and liabilities assumed based on their estimated fair market values and results of operations included with those of the Company subsequent to the date of the acquisition. The acquisition is expected to be accretive in 1999 and thereafter.

         On July 1, 1999, Myers issued a press release announcing the Dillen acquisition, a copy of which is attached as Exhibit 99(a).

         The acquisition was financed through Myers' multi-currency credit facility with Bank One Michigan, on behalf of itself and as agent for a syndicate of other lenders, which was amended on August 2, 1999, to increase the facility from $250.0 million to $350.0 million. Each significant domestic subsidiary of the Company has guaranteed all obligations of the Company under the multi-currency credit facility. In addition, these obligations are secured by a pledge of 65% the capital stock of certain of the foreign subsidiaries which are borrowers under the facility. The obligations of the Company under the facility rank senior to substantially all other indebtedness of the Company. The facility contains certain customary reporting covenants and other customary affirmative and negative covenants. The credit facility also contains customary events of default.

        The preceding description of the agreements are qualified in their entirety by reference to the copies of the agreements attached as Exhibits 10(a) through 10(c).


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a) Financial Statements of Business Acquired - Not Applicable

    (b) Pro Forma Financial Information - Not Applicable

    (c) Exhibits

         10(a) Asset Purchase Agreement, dated July 1, 1999, between Myers Industries, Inc. and Dillen Products, Inc., The Dillen Products Company, Ltd., North Shore Plastics, Inc. and Red Creek, Inc.

         10(b) First Amendment to Loan Agreement, dated as of August 2, 1999 among Myers Industries, Inc., the Foreign Subsidiary Borrowers and Bank One, Michigan, as Agent for the Lenders

         10(c) Annex 1 to First Amendment Loan Agreement, being the Loan Agreement, as amended, among Myers Industries, Inc., the Foreign Subsidiary Borrowers and Bank One, Michigan, as Agent for the Lenders

         99(a) Text of Press Release dated July 2,1999 issued by Myers Industries, Inc.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MYERS INDUSTRIES, INC.

         Dated: August 13, 1999       By: /s/ Gregory J. Stodnick
                                         ------------------------
                                         Gregory J. Stodnick, Vice President -
                                         Finance

























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                             MYERS INDUSTRIES, INC.
                           CURRENT REPORT ON FORM 8-K


                                INDEX OF EXHIBITS

         10(a) Asset Purchase Agreement, dated July 1, 1999, between Myers Industries, Inc. and Dillen Products, Inc., The Dillen Products Company, Ltd., North Shore Plastics, Inc. and Red Creek, Inc.

         10(b) First Amendment to Loan Agreement, dated as of August 2, 1999 among Myers Industries, Inc., the Foreign Subsidiary Borrowers and Bank One, Michigan, as Agent for the Lenders

         10(c) Annex 1 to First Amendment Loan Agreement, being the Loan Agreement, as amended, among Myers Industries, Inc., the Foreign Subsidiary Borrowers and Bank One, Michigan, as Agent for the Lenders

         99(a) Text of Press Release dated July 2,1999 issued by Myers Industries, Inc.